Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-203176, 333-184344, 333-160512 and 333-123540 on Form S-8 of our report dated June 18, 2026, appearing in this Annual Report on Form 11-K of the Bed Bath & Beyond 401(k) Plan for the year ended December 31, 2025.

/s/ KBF CPAs - Audit, LLP

Lake Oswego, Oregon
June 18, 2026